EXHIBIT 99.1

For Immediate Release
Augusta, Georgia
October 24, 2003

GEORGIA-CAROLINA BANCSHARES, INC.
ANNOUNCES THIRD QUARTER RESULTS

     Georgia-Carolina Bancshares, Inc., parent company of First Bank of Georgia, announced today its financial results for the third quarter of 2003 and nine months ended September 30, 2003. The Company announced a record in year-to-date net income of $3,998,000 compared to year-to-date net income through September 30, 2002 of $2,192,000.

     “We are extremely pleased with the continued growth in the assets of the Company and the Bank and the consolidated net income through the first nine months of 2003, “"stated Patrick G. Blanchard, President & CEO of Georgia-Carolina Bancshares, Inc.

     In addition, the Company announced net income for the third quarter of 2003 of $1,758,000 compared to net income for the third quarter of 2002 of $611,000, a 188% increase.

     “Net income of the Company through the third quarter of 2003 reflects our planned performance for the Bank cost centers and the exceptional income from First Bank Mortgage, the mortgage division of First Bank of Georgia,” Blanchard continued.

     Blanchard further stated that during the past twelve months many community banks such as First Bank that originate mortgage loans for resale in the secondary market have enjoyed a high level of lending volume and profitability.

     “First Bank, like many other community banks, has utilized the past twelve months as an opportunity to generate additional fee income that is beyond normal expectations,” stated Blanchard.

     The Company further reported total assets of $269,382,000 at September 30, 2003, an increase of 18% from total assets of $229,233,000 at September 30, 2002 and an increase of 5% from $257,362,000 at December 31, 2002.

     According to Blanchard, the annualized return on average assets for the Company for the nine months ended September 30, 2003 was 2.02%. The annualized return on average equity for the nine month period ended September 30, 2003 was 28.29%.

     “The year 2003 has developed as a banner year for First Bank through the third quarter,” stated First Bank President & CEO, Remer Y. Brinson III.

     “As we closed the third quarter, all of our Bank cost centers continued to perform well including our new Fury’s Ferry Office in Martinez, Georgia which opened on April 5, 2002,” stated Brinson.

     Morgan Keegan & Company, Inc. continues to serve as the principal market maker of the common stock for the Company. Mr. Leonard H. Seawell, Senior Vice President of Morgan Keegan, serves as the Company’s principal contact at Morgan Keegan & Company, Inc.

     Georgia-Carolina Bancshares, Inc. common stock is quoted on the Over-The-Counter Bulletin Board under the symbol of GECR.

     Certain statements contained in this Press Release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results, expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: economic conditions, a decrease in the volume of the Bank’s origination of mortgage loans, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

     For additional information, please contact Mr. Patrick G. Blanchard, President & CEO at (706) 736-2100.

GEORGIA-CAROLINA BANCSHARES, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in thousands)

	September 30,	December 31,

	2003	2002

ASSETS

Cash and due from banks	$6,864	$7,520
Federal funds sold	—	507
Securities available-for-sale	30,547	27,346
Loans, net of allowance for loan losses	160,900	142,934
Loans, held for sale	59,874	67,927
Bank premises and fixed assets	7,183	7,171
Accrued interest receivable	1,269	1,245
Foreclosed real estate, net of allowance	456	305
Deferred tax asset, net	552	449
Federal Home Loan Bank Stock	1,083	1,570
Other assets	654	388

Total assets	$269,382	$257,362

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits
Non-interest bearing	$27,423	$22,512
Interest-bearing:
NOW accounts	31,158	22,703
Savings	63,893	30,763
Money market accounts	11,462	11,665
Time deposits of $100,000, and over	40,747	48,709
Other time deposits	52,296	65,267

Total deposits	226,979	201,619
Other liabilities, borrowings and retail agreements	21,607	38,848

Total liabilities	248,586	240,467

Shareholders’ equity
Preferred stock, par value $.001; 1,000,000 shares authorized; none issued	—	—
Common stock, par value $.001; 9,000,000 shares authorized; 1,315,743 and 1,307,790 shares issued and outstanding	1	1
Additional paid-in-capital	13,423	13,294
Retained Earnings	7,194	3,196
Accumulated other comprehensive income	178	404

Total shareholders’ equity	20,796	16,895

Total liabilities and shareholders’ equity	$269,382	$257,362

GEORGIA-CAROLINA BANCSHARES, INC.

Condensed Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Interest income
Interest and fees on loans	$3,832	$2,973	$10,674	$8,688
Interest on taxable securities	270	338	836	966
Interest on nontaxable securities	12	—	34	—
Interest on Federal funds sold	—	2	3	7

Total interest income	4,114	3,313	11,547	9,661

Interest expense
Interest on time deposits of $100,000 or more	268	401	871	1,212
Interest on other deposits	782	796	2,582	2,277
Interest on funds purchased and other borrowings	230	51	493	272

Total interest expense	1,280	1,248	3,946	3,761

Net interest income	2,834	2,065	7,601	5,900
Provision for loan losses	313	168	728	382

Net interest income after provision for loan losses	2,521	1,897	6,873	5,518

Noninterest income
Service charges on deposits	187	140	521	396
Other income/(loss)	63	(110)	195	(30)
Gain on sale of mortgage loans	4,732	2,257	11,492	6,813

	4,982	2,287	12,208	7,179

Noninterest expense
Salaries and employee benefits	3,137	2,183	8,612	5,975
Occupancy expenses	298	246	874	745
Other expenses	1,139	813	2,912	2,457

	4,574	3,242	12,398	9,177

Income before income taxes	2,929	942	6,683	3,520

Income tax expense	1,171	331	2,685	1,328

Net income	$1,758	$611	$3,998	$2,192

Net income per share of common stock
Basic	$1.34	$0.47	$3.05	$1.69

Diluted	$1.23	$0.44	$2.81	$1.57

Dividends per share of common stock	$—	$—	$—	$—

GEORGIA-CAROLINA BANCSHARES, INC.

Financial Ratios and Other Financial Information
(Unaudited)
(dollars in thousands)

	As of, or for	As of, or for	As of, or for
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2003	September 30, 2002	September 30, 2001

Shares Outstanding:	1,315,743	1,302,539	1,295,307
Book Value per Share:	$15.81	$12.05	$9.81
Return on average assets (annualized):	2.45%	1.13%	1.21%
Return on average equity (annualized):	35.10%	15.95%	16.23%
Net interest margin (annualized):	4.17%	4.11%	3.48%
Net loans charged-off to net average loans:	0.01%	0.00%	0.03%
Allowance for losses to gross loans (excluding LHFS):	1.85%	1.86%	1.66%
Efficiency ratio:	58.52%	74.49%	75.87%
Equity capital to assets:	7.72%	6.85%	7.61%
Noninterest expense to earning assets (annualized):	6.73%	6.46%	7.31%
Noninterest Income to earning assets (annualized):	7.33%	4.56%	6.15%
Cost of earning assets (annualized):	1.88%	2.49%	4.12%
Earning assets yield (annualized):	6.05%	6.60%	7.60%

	As of, or for	As of, or for	As of, or for
	Nine Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2001

Shares Outstanding:	1,315,743	1,302,539	1,295,307
Book Value per Share:	$15.81	$12.05	$9.81
Return on average assets (annualized):	2.02%	1.34%	0.99%
Return on average equity (annualized):	28.29%	20.23%	11.78%
Net interest margin (annualized):	4.07%	3.82%	3.88%
Net loans charged-off to net average loans:	0.08%	0.02%	0.09%
Allowance for losses to gross loans (excluding LHFS):	1.85%	1.86%	1.66%
Efficiency ratio:	62.59%	70.17%	77.96%
Equity capital to assets:	7.72%	6.85%	7.61%
Noninterest expense to earning assets (annualized):	6.64%	5.95%	7.71%
Noninterest Income to earning assets (annualized):	6.54%	4.65%	6.01%
Cost of earning assets (annualized):	2.11%	2.44%	4.83%
Earning assets yield (annualized):	6.18%	6.26%	8.72%